EXHIBIT 99.1
PRESS RELEASE

Flex to Acquire Crown Technical Systems

•Leader in custom-engineered, fully integrated power distribution and protection systems
•Extensive modular solutions and medium voltage switchgear capabilities are synergistic to the Flex data center power portfolio
•Extends Flex’s presence into the growing utility power market and supports further growth in the U.S. data center power market

Austin, Texas, October 17, 2024 -- Flex (NASDAQ: FLEX) announced today that it has entered into a definitive agreement to acquire Crown Technical Systems, a leader in fully integrated power distribution and protection systems, for $325 million in an all-cash transaction. The transaction is expected to be accretive in the first year after closure.

Crown Technical Systems brings nearly three decades of solving the most pressing power distribution and control challenges, with extensive capabilities in modular solutions, medium voltage switchgear, control, and relay products. Crown Technical Systems has a diverse set of long-standing customers spanning utilities, data centers, and power generation, with facilities in California, Texas, and Canada.

“The addition of Crown Technical Systems strengthens our position to help customers solve power, heat, and scale challenges in the data center space aligned with our long-term growth strategy,” said Revathi Advaithi, Chief Executive Officer of Flex. “This acquisition reaffirms our commitment to differentiate our value through our EMS + Products + Services strategy that will deliver longer-term shareholder value.”

“This deal brings together complementary products and teams, marking a superb outcome for Crown’s employees and customers,” said Norm Siddiqui, President, Crown Technical Systems. “We are excited to join the Flex team and accelerate growth through Flex’s global reach and strong presence in markets such as data centers.”

This acquisition further increases Flex exposure to fast-growing, margin accretive end-markets including modular data center adoption and medium voltage power distribution. It also extends Flex’s power portfolio into the utility power market, supported by long-term trends in grid modernization and energy generation growth. At the same time, the acquisition strengthens Flex’s critical power portfolio and accelerates our growth in the U.S. data center market.

Crown Technical Systems is expected to generate revenue of approximately $120 million and high-teens EBITDA margin in fiscal 2025, which ends on March 31, 2025. The transaction is expected to close no later than December 2024, subject to customary closing conditions, including regulatory approval.

Flex management will further discuss the acquisition on its upcoming earnings call on Wednesday, October 30, 2024, at 7:30 a.m. Central Time, 8:30 a.m. Eastern Time.

About Flex
Flex (Reg. No. 199002645H) is the manufacturing partner of choice that helps a diverse customer base design and build products that improve the world. Through the collective strength of a global workforce across 30 countries and responsible, sustainable operations, Flex delivers technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets.

Contacts
Investors & Analysts
David A. Rubin
Vice President, Investor Relations
(408) 577-4632
David.Rubin@flex.com

Media & Press
Jessica Anderson
Director, Corporate Integrated Marketing and Communications
(408) 577-4789
Jessica.Anderson@flex.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to our planned acquisition of Crown Technical Systems, the expected timing for the closing of the acquisition, anticipated benefits of the acquisition such as revenue and EBITDA generation, and general business outlook. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. These risks include: the possibility that we may not fully realize the projected benefits of the acquisition in a timely manner or at all; the possibility that regulatory and other approvals and conditions to the acquisition are not received or satisfied on a timely basis or at all; the possibility that the transaction will not close or that the closing may be delayed; business disruption during the pendency of or following the acquisition; diversion of management time on acquisition-related issues; the combined operations may not be successfully integrated; the reaction of customers and other persons to the acquisition; and other events that could adversely impact the completion of the acquisition or the anticipated benefits of the acquisition, including industry or economic conditions outside of our control. In addition, actual results are subject to other risks and uncertainties that relate more broadly to our overall business, including those more fully described in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and in our subsequent filings. The forward-looking statements in this press release are based on current expectations and Flex assumes no obligation to update any forward-looking statements.